Exhibit 99.4

CONSOL COAL RESOURCES LP ATTENTION: GENERAL COUNSEL AND SECRETARY 1000 CONSOL ENERGY DRIVE, SUITE 100 CANONSBURG, PA 15317-6506    CONSENT BY INTERNET—www.proxyvote.com Use the Internet to transmit your consent and to access the consent solicitation materials before the later of (1) 11:59 p.m. (Eastern Time) on December 29, 2020 and (2) the receipt by CONSOL Coal Resources LP (“CCR”) of written consents representing a majority of the issued and outstanding common units representing limited partner interests of CCR. Have your consent card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic consent form. CONSENT BY MAIL Mark, sign and date your consent card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D26754-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS CONSENT CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY    CONSOL COAL RESOURCES LP    The Board of Directors of CONSOL Coal Resources GP LLC, a Delaware limited liability company (the “General Partner”) and the general partner of CONSOL Coal Resources LP, a Delaware limited partnership (“CCR”), unanimously recommends that you consent to the following proposal: For Against Abstain 1. The undersigned, being a holder of record of common units representing limited partner interests of CCR (“CCR Common Units”) as of November 27, 2020 (the “Record Date”), hereby consents to and approves, by written consent without a meeting, the adoption of the Merger Agreement (as Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date    defined below) and the transactions contemplated thereby, including the Merger (as defined below). NOTE: This written consent relates to the Agreement and Plan of Merger, dated as of October 22, 2020 (the “Merger Agreement”), by and among CONSOL Energy Inc., a Delaware corporation (“CEIX”), Transformer LP Holdings Inc., a Delaware corporation and wholly owned subsidiary of CEIX (“Holdings”), Transformer Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings (“Merger Sub”), CCR and the General Partner, pursuant to which Merger Sub will merge with and into CCR, with CCR surviving as an indirect, wholly owned subsidiary of CEIX (the “Merger”).    By signing this written consent, the undersigned shall be deemed to have voted in favor of the proposal described above with respect to all CCR Common Units held of record by the undersigned as of the Record Date. By signing this written consent, the undersigned also acknowledges receipt of the consent solicitation statement/proxy statement/prospectus, which is part of the registration statement on Form S-4 (Registration No. 333-250091) of CONSOL Energy Inc. and which more fully describes the proposal set forth above.

D26755-TBD WRITTEN CONSENT OF THE LIMITED PARTNERS OF CONSOL COAL RESOURCES LP Please return this consent promptly. Your common units representing limited partner interests (“CCR Common Units”) in CONSOL Coal Resources LP (“CCR”) will be tabulated and voted on the proposal as indicated on the reverse side. If you do not return this consent, it will have the same effect as a vote against the proposal. Upon the later of (i) 11:59 p.m. (Eastern Time) on December 29, 2020 and (ii) the date on which a sufficient number of consents to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, have been received, the consent process will conclude. THIS WRITTEN CONSENT MAY BE REVOKED OR CHANGED BY MAILING A NOTICE OF REVOCATION OR A NEW WRITTEN CONSENT WITH A LATER DATE TO VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717, OR BY SUBMITTING A NEW WRITTEN CONSENT ONLINE BY VISITING PROXYVOTE.COM AND FOLLOWING THE INSTRUCTIONS DESCRIBED THEREIN, IN EACH CASE, THAT IS RECEIVED BY THE LATER OF (I) 11:59 P.M. (EASTERN TIME) ON DECEMBER 29, 2020 AND (II) THE DATE ON WHICH THE CONSENTS OF A SUFFICIENT NUMBER OF CCR COMMON UNITS TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, HAVE BEEN DELIVERED TO BROADRIDGE. To be signed on reverse side.